Exhibit 15

The Board of Directors and Shareholders of Harris Corporation

We are aware of the incorporation by reference in the following Registration Statements:

Form S-8	No. 333-163647	Harris Corporation Retirement Plan,
Form S-8	No. 333-49006	Harris Corporation 2000 Stock Incentive Plan, and
Form S-8	No. 333-130124	Harris Corporation 2005 Equity Incentive Plan;

of our report dated January 30, 2013 relating to the unaudited condensed consolidated interim financial statements of Harris Corporation that are included in its Form 10-Q for the quarter ended December 28, 2012.

/s/ Ernst & Young LLP

Certified Public Accountants

Boca Raton, Florida

January 30, 2013